Exhibit 5.1
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
November 12, 2009
RehabCare Group, Inc.
7733 Forsyth Boulevard
23rd Floor
St. Louis, Missouri 63105
Ladies and Gentlemen:
     We have acted as counsel to RehabCare Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, as filed with the Commission on November 12, 2009 (the “Registration Statement”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of an aggregate proposed maximum offering price of up to $24,040,000 of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company, as amended; (ii) the Registration Statement; and (iii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
     Further, we have assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the

Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws; (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (iv) that all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Common Stock will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, assuming that the issuance and terms of any Common Stock and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof and (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.
     The opinion expressed above is also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.
     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP

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